Exhibit 99.1

Contact: Joseph Guyer Senior Financial Writer 210.308.1221 jguyer@usfunds.com

For Immediate Release

U.S. Global Investors Announces Completion of Sale of Ownership Interest in Galileo

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SAN ANTONIO–March 3, 2020–U.S. Global Investors, Inc. (NASDAQ: GROW) (the “Company”), a boutique registered investment advisory firm with longstanding experience in global markets and specialized sectors, announces that it has completed the previously-announced sale back of its 65-percent interest in Toronto-based Galileo Global Equity Advisors, Inc. (“Galileo”) for $1.0 million (Canadian), effective March 2, 2020. The transaction follows a binding letter of intent dated December 30, 2019, whereby Galileo, pursuant to a capital restructuring, agreed to repurchase all of its common shares owned by the Company.

Except for an equity method investment in a fund managed by Galileo, the Company no longer has any involvement with the operations of Galileo. Frank Holmes, chief executive officer (CEO) of the Company, and Lisa Callicotte, chief financial officer (CFO), formerly served as directors of Galileo.

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About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 50 years when it began as an investment club. Today, U.S. Global Investors (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the Company provides money management and other services to U.S. Global Investors Funds and U.S. Global ETFs.